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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383 and
333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of U.S. Office Products Company of our report dated June 6, 1997, with respect to the consolidated financial statements of Mail Boxes Etc. included in this Current Report on Form 8-K of U.S. Office Products Company.

San Diego, California
April 3, 1998.